                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement              Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   VANS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

         -----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                      LOGO

                              2095 BATAVIA STREET
                            ORANGE, CALIFORNIA 92865

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 17, 1996

Dear Stockholders:

     The 1996 Annual Meeting of Stockholders of Vans, Inc., a Delaware corporation (the "Company"), will be held on Thursday, October 17, 1996, at 10:00 a.m., Pacific Time, at the Crown Sterling Suites, 3100 East Frontera Street, Anaheim, California, for the following purposes:

     1. To elect nine directors to serve for the ensuing year and until their successors are duly elected and qualified;

     2. To consider an amendment to the Company's 1991 Long-Term Incentive Plan to increase the number of shares thereunder by 300,000;

     3. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal 1997; and

     4. To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

     In accordance with the Company's Restated By-Laws, the Board of Directors has fixed the close of business on August 28, 1996 as the record date for the purpose of determining stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. The stock transfer books will not be closed.

     A list of the stockholders entitled to vote at the Annual Meeting may be examined at the Company's executive offices, located at 2095 Batavia Street, Orange, California, during the 10-day period preceding the Annual Meeting.

     YOUR VOTE IS VERY IMPORTANT. Therefore, whether or not you plan to attend the Annual Meeting in person, please sign and return the enclosed proxy in the envelope provided. If you attend the Annual Meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

                                          By Order of the Board of Directors,

                                          LOGO
                                          Craig E. Gosselin
                                          Vice President, General Counsel,
                                          and Corporate Secretary

September 4, 1996
Orange, California

                                      LOGO

                              2095 BATAVIA STREET
                            ORANGE, CALIFORNIA 92865

                                PROXY STATEMENT

              INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vans, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Thursday, October 17, 1996, and at any adjournment thereof. The approximate date of mailing of this Proxy Statement and the accompanying proxy card is September 4, 1996.

     The Board of Directors of the Company has selected August 28, 1996, as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. The Company had a total of 12,687,944 shares of $.001 par value common stock (the "Common Stock") outstanding at August 22, 1996. The Common Stock is the only outstanding class of voting securities of the Company. Stockholders will be entitled to one vote for each share of stock held by them of record at the close of business on the record date on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting. Stockholders are not entitled to cumulate their votes and have no rights of appraisal with respect to the proposals described herein.

     All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, proxies received will be voted in favor of the election of the nine director nominees named in this Proxy Statement and in favor of the other proposals described herein. Proxies solicited hereby may be voted for adjournment of the Annual Meeting (whether or not a quorum is present for the transaction of business) in order to permit further solicitation of proxies if the Board of Directors of the Company determines that such adjournment would be advisable in order to obtain sufficient votes for approval of the matters to be voted upon at the Annual Meeting.

     The Board of Directors does not know of any other business to be presented for action at the Annual Meeting. If any other business is properly presented at the Annual Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named in such proxies. A stockholder's proxy may be revoked at any time before it is voted at the Annual Meeting by giving written notice of such revocation to the Corporate Secretary of the Company (which notice may be given by the filing of a duly executed proxy bearing a later date) or by attending the Annual Meeting and voting in person.

     The costs of this proxy solicitation will be paid by the Company. To the extent necessary, proxies may also be solicited by personnel of the Company in person, by telephone, or through other forms of communication. Company personnel who participate in this solicitation will not receive any additional compensation for such solicitation. The Company will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 1, 1996: (i) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) by each director; and (iii) by all directors and executive officers of the Company as a group.

                                                           AMOUNT AND NATURE          PERCENT
                            NAME                       OF BENEFICIAL OWNERSHIP(1)     OF CLASS
        ---------------------------------------------  --------------------------     --------
        McCown De Leeuw & Co.........................           1,450,414(2)            11.4%
          3000 Sand Hill Road
          Bldg. 3, Suite 290
          Menlo Park, CA 94025
        George E. McCown.............................           1,470,414(3)            11.6%
        David E. De Leeuw............................           1,450,414(4)            11.4%
        Walter E. Schoenfeld.........................             166,000(5)             1.3%
        Philip H. Schaff, Jr.........................              79,849(6)               *
        Wilbur J. Fix................................              42,335(7)               *
        James R. Sulat...............................               6,667(8)               *
        Kathleen M. Gardarian........................               4,167(9)               *
        Gary H. Schoenfeld...........................              78,500(10)              *
        Lisa M. Douglas..............................               2,500(11)              *
        All directors and executive officers as a
          group (22 persons).........................           1,975,253(12)           15.1%

- ---------------

  *  Represents beneficial ownership of less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on shares of Common Stock outstanding as of August 22, 1996.

 (2) Includes 122,444 shares held by MDC/JAFCO Ventures ("MDC/JAFCO"), an affiliate of McCown De Leeuw & Co. ("MDC") .

 (3) Includes 1,327,970 shares held by MDC and 122,444 shares held by MDC/JAFCO. See Note 2 above. Mr. McCown is a general partner of MDC Management Company, the general partner of MDC and MDC/JAFCO, and may be deemed to own beneficially all of the shares held by MDC and MDC/JAFCO.

 (4) Includes 1,327,970 shares held by MDC and 122,444 shares held by MDC/JAFCO. See Note 2 above. Mr. De Leeuw is a general partner of MDC Management Company, the general partner of MDC and MDC/JAFCO, and may be deemed to own beneficially all of the shares held by MDC and MDC/JAFCO. Mr. De Leeuw has no direct ownership of any Common Stock.

 (5) Consists of shares of Common Stock that are subject to stock options which are exercisable within 60 days of September 1, 1996. Excludes 144,000 shares of Common Stock that are subject to stock options which are not exercisable within 60 days of September 1, 1996.

 (6) Excludes 1,450,414 shares held by MDC and its affiliate, MDC/JAFCO. Mr. Schaff is a limited partner of MDC and is entitled to receive a portion of such shares upon distribution by the partnership. MDC currently controls the power to vote and dispose of such shares, therefore, Mr. Schaff disclaims beneficial ownership of such shares. Excludes 23,331 shares of Common Stock that are subject to non-statutory stock options which are not exercisable within 60 days of September 1, 1996. Includes 29,849 shares of Common Stock that are subject to non-statutory stock options which are exercisable within 60 days of September 1, 1996.

(Footnotes continued from previous page)

 (7) Includes 30,335 shares of Common Stock that are subject to non-statutory stock options which are exercisable within 60 days of September 1, 1996. Excludes 39,665 shares of Common Stock that are subject to non-statutory stock options which are not exercisable within 60 days of September 1, 1996

 (8) Represents shares of Common Stock that are subject to two non-statutory stock options which are exercisable within 60 days of September 1, 1996. Excludes 5,833 shares of Common Stock that are subject to two non-statutory stock options which are not exercisable within 60 days of September 1, 1996.

 (9) Represents shares of Common Stock that are subject to non-statutory stock options which are exercisable within 60 days of September 1, 1996. Excludes 5,833 shares of Common Stock that are subject to non-statutory options which are not exercisable within 60 days of September 1, 1996.

(10) Includes 48,000 shares of Common Stock that are subject to a stock option which is exercisable within 60 days of September 1, 1996. Excludes 32,000 shares of Common Stock that are subject to the same stock option which is not exercisable within 60 days of September 1, 1996.

(11) Excludes 5,000 shares of Common Stock that are subject to a non-statutory stock option which is not exercisable within 60 days of September 1, 1996.

(12) Includes an aggregate of 1,450,414 shares held by MDC and MDC/JAFCO, entities affiliated with George E. McCown and David E. De Leeuw, both of whom are directors and officers of the Company. See Notes 2, 3, and 4 above. Also includes 420,418 shares that are subject to non-statutory and incentive stock options which are exercisable within 60 days of September 1, 1996 and held by certain executive officers and directors of the Company.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Restated By-laws of the Company, as amended, provide for no less than five and no more than 11 directors, as determined from time to time by the Board. The Board has currently fixed the number of directors at nine. Proxies cannot be voted for a greater number of persons than the nominees listed below. The Restated By-laws provide that the directors shall be elected annually.

     Set forth below are the names of the persons nominated by the Board of Directors for election as directors at the Annual Meeting, together with their ages, principal occupations and business experience during the last five years, present directorships and the year each first became a director of the Company. All of the nominees are presently directors. If any nominees are unable to serve as a director, the person or persons voting the proxies solicited hereby will select another nominee in his or her place. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The vote of a plurality of the total votes cast in person or by proxy at the Annual Meeting is required to elect each of the nominees. Pursuant to the Restated By-laws, abstentions and broker non-votes will not be deemed votes cast.

                                                                           FIRST
                                                                           BECAME
 NOMINEES FOR ELECTION     AGE        POSITION HELD IN THE COMPANY       A DIRECTOR
- -----------------------    ---     ----------------------------------    ----------
Walter E. Schoenfeld       65      Director and Chairman of the             1991
                                   Board; Chief Executive Officer
Gary H. Schoenfeld         33      Director; President and Chief            1995
                                   Operating Officer
George E. McCown           61      Director and Vice Chairman of the        1988
                                   Board
David E. De Leeuw          52      Director and Vice Chairman of the        1988
                                   Board
Philip H. Schaff, Jr.      75      Director                                 1989
Wilbur J. Fix              69      Director                                 1993
James R. Sulat             46      Director                                 1994
Kathleen M. Gardarian      51      Director                                 1994
Lisa M. Douglas            37      Director                                 1995

     WALTER E. SCHOENFELD has served as a director since August 1991 and has served as Chairman of the Board since July 1996. He has served as Chief Executive Officer since May 1995 and was President from May 1995 to July 1996. He previously held the positions of President and Chief Executive Officer from July 1993 to September 1994. From April 1993 to July 1993, he served as Acting President and Chief Executive Officer. Mr. Schoenfeld was a Vice Chairman of the Board from March 1993 to July 1996. Mr. Schoenfeld has served as Chairman of the Board of Schoenfeld Group Ltd., a private consulting and investment company, since 1987, and as Chairman of the Board of Access Long Distance Telephone Company since 1991. From 1983 to 1987, he was Chairman of the Board and Chief Executive Officer of Schoenfeld Neckwear Company, a leading neckwear company. Mr. Schoenfeld founded Britannia Sportswear Company in 1971 and served as Chairman of the Board and Chief Executive Officer of Schoenfeld Industries, Inc., its parent company. He is a limited partner of two partnerships affiliated with MDC, which partnerships do not hold any stock of the Company. Mr. Schoenfeld is the father of Gary H. Schoenfeld, a director and President and the Chief Operating Officer of the Company. Mr. Schoenfeld received a B.B.A. from the University of Washington.

     GARY H. SCHOENFELD has served as a director since November 1995. He was promoted to President from Executive Vice President in July 1996. He has served as the Company's Chief Operating Officer since September 1995. Prior to joining the Company, Mr. Schoenfeld was a partner of MDC. During his employment with MDC from July 1988 to August 1995, Mr. Schoenfeld was a director of five MDC-affiliated companies, and has been involved with the Company since 1989. Prior to joining MDC, Mr. Schoenfeld was employed for two years by David H. Murdock, a private financier, and was previously involved in a variety of projects with Brittania Sportswear Company, including offshore sourcing operations in Hong Kong. Mr. Schoenfeld is a director of Fitness Holdings, Inc., an MDC portfolio company. Mr. Schoenfeld is the son of Walter E. Schoenfeld, the Company's Chairman of the Board and Chief Executive Officer. Mr. Schoenfeld received a B.A. from the University of California at Los Angeles and an M.B.A. from Stanford University.

     GEORGE E. MCCOWN has served as Vice Chairman of the Board since July 1996. From February 1988 to July 1996, he was Chairman of the Board. From February until July 1988, he served as President/Chief Executive Officer. Mr. McCown was co-founder and has been a managing general partner of MDC Management Company, the general partner of MDC, since 1984. MDC is a significant stockholder of the Company. See "Security Ownership of Management and Certain Beneficial Owners." He also serves as Chairman of the Board and a director of BMC West Corporation, a publicly traded corporation, and is a director of Specialty Paperboard, Inc., a publicly traded corporation, Nimbus CD International, a publicly traded corporation, and several other MDC portfolio companies. Mr. McCown received a B.S. from Stanford University and an M.B.A. from Harvard University.

     DAVID E. DE LEEUW became Vice Chairman of the Board and Chief Financial Officer in February 1988. He became Secretary in July 1988 and resigned as Chief Financial Officer in June 1991. He resigned as Secretary in May 1993. Mr. De Leeuw was co-founder and has been a managing general partner of MDC Management Company, the general partner of MDC, since 1984. MDC is a significant stockholder of the Company. See "Security Ownership of Management and Certain Beneficial Owners." Mr. De Leeuw also serves as a director of Nimbus CD International, a publicly traded corporation, and several other MDC portfolio companies. Mr. De Leeuw received a B.A. from Lafayette College and an M.B.A. from Columbia University.

     PHILIP H. SCHAFF, JR. has served as a director of the Company since January 1989. Mr. Schaff has owned and operated his own investment and consulting firm, Phil Schaff Enterprises, since 1983. From 1947 to 1983, Mr. Schaff was employed by Leo Burnett Co., Inc., a leading advertising agency, eventually becoming its Chairman of the Board and Chief Executive Officer. Mr. Schaff is a limited partner of MDC, a significant stockholder of the Company. See "Security Ownership of Management and Certain Beneficial Owners." He is a former Trustee of Princeton University and has been President of several not-for-profit institutions.

     WILBUR J. FIX has served as a director of the Company since February 1993. He is Vice Chairman of Access Long Distance Telephone Company and Chairman of the Board of Fix Management Group. From 1980 to 1993, Mr. Fix was Chairman of the Board and Chief Executive Officer of The Bon Marche, a Seattle-based chain of department stores which was acquired by Campeau Corporation in 1986. Mr. Fix ultimately became Senior Vice President of Allied Stores Corporation, the parent company of The Bon Marche, and a member of the Boards of Directors of Allied Stores and Federated Stores. Mr. Fix began his career at The Bon Marche in 1950 as a trainee, and held several positions at that company prior to his appointment as Chairman of the Board and Chief Executive Officer. He is a limited partner of a partnership affiliated with MDC, which partnership does not hold any Common Stock of the Company. Mr. Fix is a member of the Board of Directors of Savi, a privately-held retailer of ready-to-wear apparel, Access Long Distance Telephone Company, BMC West Corporation, a publicly traded corporation, and Thrifty Foods of Burlington, Inc. Mr. Fix received a B.A. from the University of Washington.

     JAMES R. SULAT has served as a director of the Company since October 1994. He is the Chief Financial Officer of Stanford Health Services, a not-for-profit health care provider which operates the Stanford University hospital and clinic. From 1990 to 1993 Mr. Sulat was Chief Financial Officer and Vice President of Operations of Esprit de Corp, a San Francisco-based apparel company. From 1983 to 1990 he was Vice President of Waverly Associates, a Palo Alto-based investment company. He is a limited partner of a partnership affiliated with MDC, which partnership does not hold any Common Stock of the Company. Mr. Sulat received a B.S. from Yale University and an M.B.A. and M.S. from Stanford University.

     KATHLEEN M. GARDARIAN has served as a director of the Company since December 1994. She has been, since 1988, the owner and President of Qualis International, Inc., an Irvine, California-based international trading and distribution company. Prior to founding Qualis, Ms. Gardarian was a manufacturer's representative for Fuji Electro-Chemical Co. of Japan. Ms. Gardarian is a founding Trustee and Board member of the World Business Academy, an international network of business executives, and is on the Advisory Boards of The Gorbachev U.S.A. Foundation and The Institute of Ecolonomics. She is also on the Board of Red Rose Collection, a publicly traded nationwide catalog company, and is a member of Capital Circle, whose members invest in women-led socially responsible businesses. Ms. Gardarian received a B.A. from the University of California at Los Angeles.

     LISA M. DOUGLAS has served as a director since November 1995. Ms. Douglas is President of Nufitness Corporation, a producer of fitness-related television, audio, visual aids and wellness programs. Prior to founding Nufitness in 1991, Ms. Douglas was Director of Corporate Sales for Koala Blue, a women's sportswear manufacturer. Ms. Douglas currently serves on the Board of the Steering Committee of the Associates of Cedars-Sinai Medical Center and the Douglas Family Foundation.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
                   VOTE FOR THE ABOVE NOMINEES TO THE BOARD.

     Board Committees. The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for officers and employees of the Company; an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent auditors, and determines the Company's investment policies; an Executive Committee, which reviews the operations of the Company on a periodic basis; and a Real Estate Committee, which reviews the Company's real estate and retail store operations. The Board does not have a Nominating Committee.

     The current members of the Compensation Committee are Wilbur J. Fix, Chairman, and Philip H. Schaff, Jr. The Compensation Committee met, or acted pursuant to Written Consent, seven times during fiscal 1996. The members of the Audit Committee are David E. De Leeuw, Chairman, Philip H. Schaff, Jr. and Wilbur J. Fix. The Audit Committee met five times during fiscal 1996. The members of the Executive Committee are George E. McCown, Chairman, Walter E. Schoenfeld, David E. De Leeuw and Gary H. Schoenfeld. The Executive Committee met four times during fiscal 1996. The members of the Real Estate Committee are Wilbur J. Fix, Chairman, and Walter E. Schoenfeld. The Real Estate Committee met, or acted pursuant to Written Consent, two times during fiscal 1996.

     All Committee members attended at least 75% of their Committee meetings in fiscal 1996.

     Compensation of Directors. It is the Company's policy to pay its outside directors (who are currently Messrs. Schaff, Fix and Sulat, Ms. Gardarian and Ms. Douglas) a quarterly fee of $2,000 plus a fee of $1,000 for Board and Committee meetings, as compensation for their services. All directors are reimbursed for expenses incurred in connection with attendance at Board and Committee meetings. The Company also pays its outside directors $1,000 per day for consulting services provided by them to support the Company's marketing, real estate, finance and information systems areas. During fiscal 1996, the Company paid Messrs. Fix, Schaff and Sulat, Ms. Douglas and and Ms. Gardarian an aggregate of $33,000, $27,500, $14,000, $3,000 and $14,000, respectively, for such services. Pursuant to a management agreement, MDC Management Company, the general partner of MDC, has provided management, consulting and financial services to the Company for a fixed annual fee, subject to adjustment based upon increases in the Consumer Price Index. Services rendered by MDC Management Company include, but are not necessarily limited to, advice and assistance concerning any and all aspects of the operation, planning and financing of the Company. The agreement currently provides for a fixed annual fee of $350,000, paid on a monthly basis, and ends in May 1998. MDC Management Company waived such fee for the third and fourth quarters of fiscal 1996. See "Certain Transactions." MDC is a significant stockholder of the Company and George E. McCown and David E. De Leeuw, each of whom is a director and officer of the Company, are general partners of MDC Management Company. See "Security Ownership of Management and Certain Beneficial Owners."

     Meetings of the Board of Directors. During fiscal 1996, there were eight regularly scheduled and special meetings of the Board of Directors of the Company. Each nominee for the Board attended at least 75% of such meetings. The Board also acted pursuant to Written Consent three times during fiscal 1996.

     Changes to the Board of Directors. On June 24, 1996, Robert B. Hellman, Jr. resigned as a member of the Board. Peter M. Husting was not renominated as a member of the Board.

     Information Relating to Executive Officers. Set forth below are the names and ages of the executive officers of the Company, other than Walter E. and Gary
H. Schoenfeld (see "Proposal 1 -- Election of Directors"), together with the positions held by these persons.

            NAME                 AGE                      TITLE
- -----------------------------    ---       ------------------------------------
Gordon C. (Butch) Lee, Jr.       38        Vice President -- National Sales
Sari K. Ratsula                  31        Vice President -- Design and Product
                                           Development
Kyle B. Wescoat                  44        Vice President -- Chief Financial
                                           Officer
Steven J. Van Doren              40        Vice President -- Private Label and
                                           Promotions
Neal R. Lyons                    39        Vice President -- Retail Stores
John T. Dickinson                30        Vice President -- International
                                           Sales and Licensing
Craig E. Gosselin                36        Vice President -- General Counsel,
                                           and Corporate Secretary
Charles C. Kupfer                35        Vice President, Controller and
                                           Assistant Corporate Secretary
William C. Mann                  53        Vice President -- Foreign Sourcing
Gary L. Dunlap                   51        Vice President -- Management
                                           Information Systems
Robert H. Camarena               31        Vice President -- Distribution and
                                           Corporate Logistics
Brentton Ji                      31        Vice President -- Production and
                                           Sourcing

     GORDON C. (BUTCH) LEE, JR. has been Vice President -- National Sales since August 1996. He was Vice President -- Sales, Western Division from June 1994 to August 1996. From June 1993 to June 1994, Mr. Lee was Western Regional Sales Manager of the Company, with responsibility for sales to independent retailers in the Western United States. From November 1990 to May 1993, Mr. Lee was National Sales Manager of the Company, with responsibility for all sales to independent retailers in the United States. Mr. Lee has been employed in numerous capacities at the Company since 1980. Mr. Lee is the son of Gordon C. Lee, a founder of the predecessor of the Company.

     SARI K. RATSULA has been Vice President -- Design and Product Development since June 1994. She has been employed by the Company since 1989, and has been involved in all facets of the design and development of the Company's product line, ultimately becoming Director of Product Development, a position she held from 1991 to June 1994. Ms. Ratsula received an M.S. from the Helsinki School of Economics and Business Administration.

     KYLE B. WESCOAT has served as Vice President -- Chief Financial Officer since February 1996. From November 1995 to February 1996, Mr. Wescoat served as Assistant to the President of Equity Management Inc., a marketing services company that specializes in brand extension licensing. From January 1994 to October 1995, Mr. Wescoat was Chief Financial Officer of Shirmar Corporation, an industrial products company. From August 1990 to January 1994, Mr. Wescoat served as Chief Financial Officer of PLC Leather, a manufacturer, wholesaler and importer of women's fashion accessories. Mr. Wescoat received a B.S. from Drexel University and an M.B.A. from the University of Michigan.

     STEVEN J. VAN DOREN has been a Vice President since May 1990. He is currently primarily responsible for the Company's private label and promotional efforts. Mr. Van Doren has been employed by the Company in various capacities since the formation of the predecessor of the Company in 1966. Mr. Van Doren is the son of Paul Van Doren, a founder of the predecessor of the Company.

     NEAL R. LYONS has been Vice President -- Retail Stores since February 1995. Prior to joining the Company, Mr. Lyons was Director of Stores for Reebok from June 1994 to February 1995. From

September 1989 to June 1994, he was President of Midlantic Footwear, a large-scale footwear and apparel organization and a division of Intershoe Inc.

     JOHN T. DICKINSON has been a Vice President of the Company since July 1996. He joined the Company in May 1996 as Director-Licensing, and assumed responsibility for international sales in October 1995. Prior to joining the Company, Mr. Dickinson was International General Manager of Maui and Sons Inc. from February 1994 to March 1995. From May 1992 to February 1994, he was Vice President of Sales and Marketing for Hobie Snowboards Inc. From November 1988 to May 1991, he was Director of International Sales for Vision Sports Holding Corp. Mr. Dickinson holds a Masters of Business Administration in International Business from San Diego State University.

     CRAIG E. GOSSELIN has been Vice President -- General Counsel of the Company since July 1992. He became Secretary in May 1993. He was an Assistant Secretary of the Company from February 1988 to May 1993. From March 1990 to June 1992, Mr. Gosselin was a Partner of the law firm of Cooper & Dempsey. Mr. Gosselin received a B.B.A. from Loyola Marymount University and a J.D. from Southwestern University School of Law.

     CHARLES C. KUPFER has been a Vice President and Assistant Corporate Secretary of the Company since July 1996. He has been the Company's Controller since September 1994. From July 1995 to December 1995 he was Acting Chief Financial Officer of the Company. He served as Assistant Controller of the Company from August 1992 until September 1994. Prior to joining the Company, Mr. Kupfer was employed by KPMG Peat Marwick LLP. Mr. Kupfer received a B.A. from the University of California at Irvine and a second B.A. from the California State University at Fullerton.

     WILLIAM C. MANN has been Vice President -- Foreign Sourcing since June 1994. Mr. Mann has over 30 years experience in the footwear industry, with a particular emphasis on foreign sourcing. He founded Items International Inc., a manufacturer of private label footwear, in 1978, and eventually formed Airwalk as a division of Items International. Mr. Mann served as President of Airwalk from 1986 to 1992.

     GARY L. DUNLAP has been Vice President -- Management Information Systems since May 1995. Prior to joining the Company he was Vice
President -- Information Services for OroAmerica, Inc. from March 1992 to April 1995, and held the same position at Berkshire Properties & Development from July 1985 to March 1992. Mr. Dunlap received a B.S. from Lycoming College.

     ROBERT H. CAMARENA has been Vice President -- Distribution and Corporate Logistics since February 1996. Prior to that time, from May 1995 to February 1996, Mr. Camarena was Director of Distribution and Corporate Logistics. Prior to joining the Company, Mr. Camarena was General Manager of Silver America and Vice President of Operations of OroAmerica, Inc. from May 1992 to May 1995. From May 1991 to May 1992, Mr. Camarena was Director of Distribution of Cecil Sayda Co.

     BRENTTON JI has been Vice President -- Production and Sourcing of the Company since July 1996. He joined the Company as Manager of Foreign Sourcing in September 1994 and became Director of Production and Sourcing in September 1995. Prior to joining the Company, Mr. Ji was Traffic Manager/International Operations of Eurostar, Inc. from March 1993 to September 1994. From July 1990 to February 1991, Mr. Ji worked for Nippon Express U.S.A., Inc., eventually becoming Chief Export Coordinator. Mr. Ji received a B.A. from Occidental College.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table discloses compensation for the three fiscal years ended May 31, 1996 received by (i) the Company's President and Chief Executive Officer during fiscal 1996 and the four remaining most highly paid executive officers as of May 31, 1996 (collectively, the "named executive officers"), and (ii) Joseph
C. Gaspers, who was an executive officer of the Company until January 2, 1996.

                                                                               LONG-TERM COMPENSATION
                                                                               -----------------------
                                                                                            SECURITIES
                       FISCAL YEAR             ANNUAL COMPENSATION             RESTRICTED   UNDERLYING
 NAME AND PRINCIPAL       ENDED        -----------------------------------      STOCK        OPTIONS/         ALL OTHER
      POSITION           MAY 31        SALARY($)     BONUS($)     OTHER($)     AWARDS($)     SARs(#)       COMPENSATION($)
- ---------------------  -----------     ---------     --------     --------     --------     ----------     ---------------
Walter E. Schoenfeld       1996         196,297          -0-       64,490(2)      -0-             -0-              -0-
  Chairman of the          1995         112,312          -0-            -         -0-         200,000          121,185(3)
  Board and Chief          1994         311,660          -0-       78,130(4)      -0-         130,000              -0-
  Executive
  Officer(1)

Joseph C. Gaspers          1996         142,772(5)   145,209 (5)        -         -0-             -0-           56,000(6)
  President-Sales          1995         200,004      154,134 (7)        -         -0-             -0-              -0-
                           1994          30,770       15,385 (8)        -         -0-         100,000              -0-

Marc A. Gold               1996         202,154       28,813            -         -0-          16,667              -0-
  Vice                     1995         200,963       63,177            -         -0-          35,000              -0-
  President-Sales,         1994         132,692          -0-            -         -0-          10,000              -0-
  Eastern Division(9)

Gordon C. Lee, Jr.         1996         186,932       28,813            -         -0-          16,667              -0-
  Vice                     1995         131,730       47,656            -         -0-          35,000              -0-
  President-Sales,         1994          85,365       12,256            -         -0-             -0-              -0-
  Western Division

Craig E. Gosselin          1996         169,616       33,750            -         -0-           5,000              -0-
  Vice President,          1995         149,615       28,474            -         -0-          10,000              -0-
  General Counsel          1994         132,500       15,000            -         -0-           5,000              -0-
  and Corporate
  Secretary

Gary H. Schoenfeld         1996         183,654(10)   44,874            -         -0-         100,000(11)      108,650
  President and Chief      1995             -0-          -0-            -         -0-             -0-              -0-
  Operating Officer        1994             -0-          -0-            -         -0-             -0-              -0-

- ---------------

 (1) Mr. Schoenfeld became President and Chief Executive Officer of the Company on May 11, 1995. He became Chairman of the Board in July 1996, relinquishing the title of President. He served as President and Chief Executive Officer from July 21, 1993 to September 16, 1994 and served as Acting President and Chief Executive Officer from April 8, 1993 to July 20, 1993.

 (2) Consists of (i) $40,490 paid by the Company for accommodations at a temporary residence Mr. Schoenfeld maintained in fiscal 1996, and (ii) $24,000 paid by the Company to reimburse Mr. Schoenfeld for the expense of maintaining secretarial support in Seattle, which is his home, for purposes of conducting Company business there.

 (3) Represents amounts paid to Mr. Schoenfeld pursuant to a Consulting Agreement he entered into with the Company in September 1994.

 (4) Includes $63,247 paid by the Company to lease accommodations for a temporary residence Mr. Schoenfeld utilized while he was employed by the Company in fiscal 1994.

 (5) Mr. Gaspers left the Company as of January 2, 1996. Pursuant to the terms of his Separation Agreement, Mr. Gaspers received a pro rata portion of a performance-based bonus due and owing to him for the first two quarters of fiscal 1996.

 (6) Consists of (i) $50,000 of consulting fees paid to Mr. Gaspers after he left the Company, and (ii) $6,000 paid to Mr. Gaspers to reimburse him for relocating his residence, pursuant to the terms of his Separation Agreement.

 (7) Of this amount, $100,000 represents a guaranteed bonus paid to Mr. Gaspers pursuant to the terms of his former Employment Agreement.

(Footnotes continued from previous page)

 (8) Represents the pro rata portion of a guaranteed bonus paid to Mr. Gaspers for the period from March 21, 1994 to March 20, 1995, pursuant to the terms of his former Employment Agreement. Mr. Gaspers joined the Company on March 21, 1994, two months prior to the end of fiscal 1994.

 (9) Mr. Gold left the Company as of August 13, 1996.

(10) Mr. Schoenfeld joined the Company on September 1, 1995. He became President of the Company in July 1996. Pursuant to his Employment Agreement, his annual salary is no less than $250,000 per year.

(11) Represents (i) amounts paid to Mr. Schoenfeld to reimburse him for relocating his residence to Southern California when he joined the Company, and (ii) amounts payable to Mr. Schoenfeld to reimburse him for certain costs associated with the sale of his former residences.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in fiscal 1996 to the named executive officers and Mr. Gaspers.

                                 INDIVIDUAL GRANTS
- -----------------------------------------------------------------------------------
                                     PERCENT                                                  POTENTIAL REALIZABLE VALUE
                                     OF TOTAL                                                  AT ASSUMED ANNUAL RATES
                       NUMBER OF       SARs                                                  OF STOCK PRICE APPRECIATION
                       SECURITIES   GRANTED TO   EXERCISE                  MARKET                  FOR OPTION TERM
                       UNDERLYING   EMPLOYEES       OR                    VALUE ON    ------------------------------------------
                        OPTIONS/        IN         BASE                     GRANT          0%             5%            10%
                          SARs        FISCAL       PRICE     EXPIRATION     DATE      APPRECIATION   APPRECIATION   APPRECIATION
        NAME           GRANTED(#)      1996      ($/SHARE)      DATE      ($/SHARE)       ($)            ($)            ($)
- ---------------------  ----------   ----------   ---------   ----------   ---------   ------------   ------------   ------------
Walter E.
  Schoenfeld.........        -0-        N/A          N/A           N/A        N/A          N/A              N/A             N/A
Joseph C. Gaspers....        -0-        N/A          N/A           N/A        N/A          N/A              N/A             N/A
Marc A. Gold.........     16,667(1)     5.4%        7.63      12/18/05       7.63          -0-           79,976         202,675
Gordon C. Lee, Jr....     16,667(1)     5.4%        7.63      12/18/05       7.63          -0-           79,976         202,675
Craig E. Gosselin....      5,000(1)     1.6%        7.63      12/18/05       7.63          -0-           23,992          60,801
Gary H. Schoenfeld...    100,000(2)    32.2%        7.00       8/31/05       7.00          -0-          440,226       1,115,620

- ---------------

(1) Each of these options is an incentive stock option that was granted on December 19, 1995. The options are exerciseable in three annual increments of 33.33%, commencing December 18, 1996. Each option expires after 10 years. If an optionee is terminated for any reason other than cause, death, disability or retirement, the option expires four months from the date of termination. If an optionee is terminated for cause, the option expires one month from the date of termination. If employment ends due to death, disability or retirement, the option expires 18 months from the date of termination.

(2) This option is an incentive stock option that was granted on September 1, 1995. One-third of the option was exercisable on the grant date. The remaining two-thirds are exercisable on August 31, 1996 and August 31, 1997, respectively. The option expires one month from the date of termination in the event Mr. Schoenfeld is terminated for cause. In the event Mr. Schoenfeld (i) resigns with the consent of the Board, (ii) is terminated without cause, (iii) retires under a Company retirement program, (iv) dies, or (v) is permanently disabled, the option expires on August 31, 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information on option/SAR exercises in fiscal 1996 by the named executive officers and Mr. Gaspers, and the value of such officers' and Mr. Gasper's unexercised options/SARs at May 31, 1996.

                                                                        NUMBER OF                   VALUE OF UNEXERCISED
                                                                  SECURITIES UNDERLYING             IN-THE-MONEY OPTIONS/
                                                                 OPTIONS/SARs AT FISCAL                SARs AT FISCAL
                                SHARES                                 YEAR-END(#)                      YEAR-ENDED($)
                              ACQUIRED ON        VALUE        -----------------------------     -----------------------------
            NAME              EXERCISE(#)     REALIZED($)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- ----------------------------  -----------     -----------     -----------     -------------     -----------     -------------
Walter E. Schoenfeld........     90,000        1,094,400        162,000          148,000         2,158,500(1)     2,104,000(1)
Joseph C. Gaspers...........     40,000          415,750         60,000              -0-           862,000(1)           N/A
Marc A. Gold................        -0-              N/A          6,668           54,999            82,483(1)       781,088(1)
Gordon C. Lee, Jr...........        -0-              N/A            -0-           59,494               N/A          843,055
Craig E. Gosselin...........        -0-              N/A          3,464           36,309            36,372(1)       508,295(1)
Gary H. Schoenfeld..........     20,000(2)           -0-(2)      14,000(3)        66,000           182,000          858,000

- ---------------

(1) Calculated by multiplying the number of shares by the difference between (i) $20.00, the closing sales price of the Company's Common Stock on May 31, 1996, the last business day of fiscal 1996, and (ii) the exercise prices of those options which were in-the-money as of that date.

(2) No value was realized by Mr. Schoenfeld pursuant to the purchase of these shares since he did not sell them.

(3) Does not include the 20,000 shares which Mr. Schoenfeld purchased, but did not sell, during fiscal 1996.

DEFERRED COMPENSATION PLAN

     The Company has established a deferred compensation plan for the benefit of Walter E. Schoenfeld, the Company's Chairman and Chief Executive Officer, and his spouse. Under the plan, the Company has established a trust which will hold and disperse assets pursuant to the terms of the plan. The Company will, for a period of five years, deposit $200,000 per year with the trustee of the trust. The trust funds will be invested by the trustee in accordance with instructions given by the Company. Commencing in 2001 the trustee will pay Mr. Schoenfeld $100,000 per year from the trust funds. Such payments will continue for the remainder of Mr. Schoenfeld's life and then will be paid to his spouse, if she survives him.

          Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Performance Graph on page 14 shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     Decisions on compensation of the Company's executives generally are made by the two-member Compensation Committee of the Board. Each member of the Compensation Committee is an "outside director," as such term is defined under the final regulations promulgated by the Internal Revenue Service under Section 162(m) of the Internal Revenue Code of 1986 (the "Code") (collectively, "IRC
Section 162(m)"). All decisions relating to the compensation of the Company's executive officers, including decisions about grants or awards under the Company's 1991 Long-Term Incentive Plan (the "Incentive Plan"), are made solely by the Compensation Committee. Set forth below is a report submitted by the Compensation Committee addressing the Company's compensation policies for fiscal 1996 as they affected the named executive officers.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Target levels of the executive officers' overall compensation are intended to be consistent with others in the Company's industry, but are increasingly being weighted toward programs contingent upon the Company's medium- to longer-term (generally three to five years) performance. Certain key managers also are eligible for selection as participants in the Company's incentive compensation plans. As a result of the increased emphasis on tying executive compensation to corporate performance, in any particular year the Company's executives may be paid more or less than the executives of the Company's competitors, depending upon the Company's performance. It is the goal of the Compensation Committee, through the grant or award of incentive compensation tied to corporate performance, to pay the Company's executives and key managers more than the executives and key managers of competitors if the Company performs well. Increased orientation of executive compensation policies toward long-term performance has been accompanied by increased utilization of objective performance criteria.

     The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Thus, the Committee has also increasingly utilized these elements in the Company's compensation packages for its executive officers and for certain key managers.

RELATIONSHIP OF COMPANY PERFORMANCE TO EXECUTIVE COMPENSATION

     Compensation paid to the named executive officers (other than Walter E. Schoenfeld) and to the Company's other executive officers for fiscal 1996, consisted of the following elements: (i) base salary; (ii) in most cases, long-term incentive compensation in the form of awards of incentive stock options under the Incentive Plan; and (iii) in some cases, bonus compensation.

     Base Salary. In fiscal 1996, the base salary for each named executive officer (other than Walter E. Schoenfeld) and each other executive officer of the Company was set on the basis of internal comparability considerations, Company performance, and the performance of the individual. As a general matter, year-to-year adjustments to each named executive officers' salary and each other executive officer's base salary are based upon personal performance for the year and changes in the general level of base salaries of persons in positions comparable to that of the executive officer within the Company.

     Long-term Incentive Compensation. On December 19, 1995, the Committee approved grants of incentive stock options under the Incentive Plan to Messrs. Gold, Lee and Gosselin, and to certain key managers. The grants of options to Messrs. Gold, Lee and Gosselin, were based on their performance during the first half of fiscal 1996, including particularly, Mr. Gosselin's successful handling of a number of significant legal issues, and the success of Messrs. Gold and Lee in helping to significantly increase sales to the Company's National Accounts. In determining the size and other terms of the grants, the Compensation Committee considered the value of the services provided by these officers, the value and number of such officers' previously granted options, and the value and number of options previously granted to officers of comparable levels. The exercise prices of the options were based on the closing sales price of the Common Stock on December 19, 1995. With respect to Gary Schoenfeld, the Committee granted him an option to purchase 100,000 shares of Common Stock on September 1, 1995, the day he joined the Company. The option has an exercise price of $7.00 per share, the closing sales price of the Common Stock on September 1, 1995. In determining the size and other terms of this grant, the Committee considered the value of the services to be provided by Mr. Schoenfeld to the Company and the value and number of options previously granted to officers of a comparable level.

     Annual Bonus. Generally, it is the Company's policy that annual bonuses may be earned by each named executive officer (other than Walter E. Schoenfeld), each other executive officer of the Company, and certain key managers, under Bonus Programs adopted each fiscal year by the Compensation Committee, solely on the basis of (i) whether the Company achieves corporate performance targets, and
(ii) whether the executive or key manager achieves individual performance goals and adequately controls his or her budget. Under the Fiscal 1996 Bonus Program, Mr. Gosselin, Gary Schoenfeld, other executive officers, and certain managers were entitled to receive bonuses equal to a percentage of their base salaries if certain objectives were met during the year. Such bonuses were dependent on the Company meeting budgeted sales and net income goals and the satisfaction of individual performance and budget objectives. Mr. Gosselin and Mr. Schoenfeld received $33,750 and $44,874, respectively, under the plan. Messrs. Gold and Lee did not participate in the Fiscal 1996 Bonus Program. Instead, they were each entitled to earn a bonus under a separate plan in an amount equal to one-fourth of one percent of the amount by which sales to the Company's National Accounts for fiscal 1996 exceeded fiscal 1995's total. Based on such formula, Messrs. Gold and Lee each received a bonus of $28,813 under such plan for fiscal 1996.

CEO COMPENSATION

     The Compensation Committee has sought to tie most of Walter Schoenfeld's future compensation to performance by granting him an incentive stock option in May 1995 to purchase 200,000 shares. The exercise price of the option is $5.00 per share which is $0.44 per share higher than the closing sales price of the Common Stock on the date of grant. Such option vests over a two-year period in semi-annual increments of 25%. For a discussion of the terms of Mr. Schoenfeld's employment agreement, see "Employment Agreements with Named Executive Officers." The Committee has also established a Deferred Compensation Plan for Mr. Schoenfeld in recognition of his efforts to help restructure the Company in fiscal 1996. See "-- Deferred Compensation Plan."

CERTAIN TAX CONSIDERATIONS

     IRC Section 162(m) limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Generally, options granted (i) by a Compensation Committee consisting solely of outside directors, (ii) under a Plan approved by stockholders, and (iii) at the fair market value of the underlying securities, are considered "performance-based" if the Plan contains a limitation on the number of shares which can be granted to an individual in any one fiscal year.

     The Compensation Committee concluded that it is in the best interests of the Company to establish restrictions on the granting of options under the Incentive Plan to assist in the qualification of compensation recognized on the exercise of such options as "performance-based." As a result, it adopted Amendment No. 3 to the Incentive Plan in July 1994, which limits the aggregate number of shares which may be granted under the Plan to any one individual to 300,000 in any one fiscal year. This Amendment was approved by the Stockholders at the 1994 Annual Meeting of Stockholders. The Compensation Committee does not believe that other components of the Company's annual cash compensation will be likely to exceed $1 million in the foreseeable future and, therefore, concluded that no further action, with respect to qualifying such compensation for deductibility, was necessary at this time. The Compensation Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

              Respectfully Submitted by the Compensation Committee

                 Wilbur J. Fix            Philip H. Schaff, Jr.

PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder return among the Company, the NASDAQ Index and a Peer Group Index, from August 30, 1991 (the last business day of the first month after the date of the Company's initial public offering) through May 31, 1996, the last business day of fiscal 1996. Note: the stock price performance shown on the graph is not necessarily indicative of future price performance.

                                LOGO [Graphics]

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     The Company is a party to employment agreements with each of the named executive officers, other than Mr. Gold, who left the Company as of August 13, 1996.

     Walter Schoenfeld was party to a consulting agreement with the Company when he returned as President and Chief Executive Officer in May 1995. At that time, the consulting agreement was terminated and the Company and Mr. Schoenfeld entered into an oral employment agreement to pay Mr. Schoenfeld an annual salary equal to (i) $180,000 (the annual aggregate consulting fees under the old agreement) plus (ii) one dollar. Mr. Schoenfeld's employment agreement subsequently was amended to provide for an annual salary of $197,000. The term of the agreement expires on May 31, 1997. Under the agreement, as amended, Mr. Schoenfeld is entitled to participation in the Company's stock option and bonus plans, as well as any medical or insurance plans established by the Company, and to reimbursement of expenses incurred by him in the performance of his duties, including living expenses and a car allowance. The Company reimburses Mr. Schoenfeld for the reasonable expenses of his spouse when she accompanies him on business trips, and for the expense of maintaining secretarial support in Seattle, where he lives, for purposes of conducting Company business there.

     Mr. Gosselin's agreement has a five-year term and entitles him to an annual salary of no less than $127,000. Mr. Gosselin is also entitled to participation in the Company's stock option and bonus plans, as well as any medical or insurance plans established by the Company. Mr. Gosselin is entitled to a severance payment equal to one year's salary if he is terminated without cause or resigns from the Company for a good reason, or resigns or is terminated after a "Change in Control" of the Company during the term of his agreement. The term "Change of Control" includes mergers or acquisitions involving the Company and material changes in the composition of the Board of Directors.

     The terms of Mr. Lee's and Gary Schoenfeld's agreements are generally the same as Mr. Gosselin's, with the following differences: they are each three years in length, Mr. Lee's minimum base compensation is $100,000, and his severance payment is equal to six month's pay; and Mr. Schoenfeld's minimum base compensation is $250,000, his severance payment is equal to one year's pay, and the Company leases an automobile for him.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended May 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% owners were compiled with.

                              CERTAIN TRANSACTIONS

     Pursuant to a management agreement, MDC Management Company, the general partner of MDC has provided management, consulting and financial services to the Company for a fixed annual fee, subject to adjustment based upon increases in the Consumer Price Index. Services rendered by MDC Management Company include, but are not necessarily limited to, advice and assistance concerning any and all aspects of the operation, planning and financing of the Company. As of February 15, 1995, the agreement was extended (the "February 1995 extension") until May 31, 1998 and provides for a fixed annual fee of $350,000. MDC Management Company waived such fee for the third and fourth quarters of fiscal 1996.

     The members of the Board of Directors of the Company's predecessor, five of whom were disinterested, approved the agreement at the time it was entered into, and did not specifically address whether the terms of the agreement were as favorable as might have been obtained from unaffiliated third parties. The February 1995 extension was unanimously approved by the Board of Directors of the Company, with Messrs. McCown, De Leeuw and Hellman abstaining from the vote. MDC is a significant stockholder of the Company and George E. McCown and David
E. De Leeuw, each of whom is a director and officer of the Company, are general partners of MDC Management Company. Additionally, Gary H. Schoenfeld, the Company's President and Chief Operating Officer and a director, is a former partner of that firm. See "Security Ownership of Management and Certain Beneficial Owners."

     The Company is a party to a Consulting Agreement with Taryn McCown, the daughter of George E. McCown, an officer and director of the Company. Pursuant to the agreement, Ms. McCown acts as the coordinator for the Company's European distributors in exchange for a monthly consulting fee. For the fiscal year ended May 31, 1996, the Company paid Ms. McCown consulting fees of $50,000. The agreement was extended for one year during fiscal 1996 and expires in October 1996.

                                   PROPOSAL 2

               APPROVAL OF AMENDMENT NO. 6 TO THE COMPANY'S 1991
                            LONG-TERM INCENTIVE PLAN

GENERAL

     The 1991 Long-Term Incentive Stock Plan (the "Incentive Plan") was adopted by the Board of Directors of the Company on November 19, 1991, and approved by the stockholders in October 1992. The Incentive Plan will terminate by its own terms in 2001.

     Options granted under the Plan may be either incentive stock options, within the meaning of Section 422 of the Code, or non-statutory options. In addition, the Incentive Plan provides for the grant of restricted stock awards. The Incentive Plan is not a qualified deferred compensation plan under Code
Section 401(a) and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     As of August 1, 1996, and after giving effect to the amendment discussed below, a total of 2,000,000 shares had been reserved for issuance under the Incentive Plan. Of these shares, options for 271,668 shares had been exercised, options to purchase 1,278,002 shares were outstanding, restricted stock awards for 13,773 shares were outstanding, and 436,557 shares were available for future grants. The closing sales price of the Common Stock, as reported on the NASDAQ National Market System on August 22, 1996, was $13.63.

PROPOSAL

     In August 1996, the Board of Directors approved Amendment No. 6 to the Incentive Plan ("Amendment No. 6") to increase the number of shares reserved for issuance by 300,000 shares to a total of 2,000,000 shares. The stockholders are being requested to approve Amendment No. 6.

     Amendment No. 6 was adopted to replenish the number of shares available under the Incentive Plan, so that additional grants could be made in the future to qualified participants. If the stockholders fail to approve Amendment No. 6, the Compensation Committee may be prevented from granting options to individuals in the future which tie a significant portion of their compensation to the Company's performance and increases in the Company's stock price.

SUMMARY OF THE INCENTIVE PLAN

  Purposes of the Plan

     The purposes of the Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to employees, consultants and directors of the Company, and to promote the success of the Company's business.

  Administration; Limits on Grants

     The Incentive Plan is administered by the Compensation Committee, which currently consists of two members of the Board, both of whom currently qualify as outside directors under IRC Section 162(m). The Compensation Committee has sole discretion to interpret any provision of the Incentive Plan. This determination is final and conclusive. Members of the Compensation Committee receive no cash compensation for administering the Incentive Plan.

     The Incentive Plan limits the discretion of the Compensation Committee in granting stock options to employees. This limitation is intended to preserve the Company's ability to deduct for federal income tax purposes the compensation expense relating to stock options granted to certain executive officers under the Incentive Plan. This limitation provides that an employee may be granted, in any one fiscal year, no more than 300,000 shares through stock options under the Incentive Plan. Without this limitation, new IRC Section 162(m) might not allow the Company to deduct such compensation expense. See "Tax Information."

  Eligibility

     The Incentive Plan provides that options and restricted stock awards may be granted to the Company's employees and consultants, and to the employees of, and consultants to, the Company's majority-owned subsidiaries. As of August 22, 1996, the Company had approximately 1,100 employees, all of whom were eligible to participate in the Incentive Plan. Only employees may be granted incentive stock options, and the Compensation Committee selects the optionees and determines the number of shares to be subject to each option.

     Directors and consultants are only entitled to receive non-statutory stock options, and outside directors are only entitled to receive non-statutory options pursuant to the Company's automatic option grant program. Under such program, outside directors receive an initial grant of a non-statutory option for 7,500 shares of Common Stock when (i) they are elected to the Board, or (ii) a director who is an employee becomes an outside director, and each such director receives an annual grant of a non-statutory option for 5,000 shares of Common Stock on each date of the annual meeting of stockholders. Additionally, on the date an outside director is appointed to the Compensation Committee, such director will automatically receive a grant of a non-statutory option for 10,000 shares, and if such director is appointed Chairman of the Compensation Committee, he or she will automatically receive an additional grant of a non-statutory option for 10,000 shares. The Company believes that, since the Compensation Committee has sole authority to administer the Incentive Plan, and is responsible for the development and implementation of all of the Company's compensation and benefit programs, additional one-time grants of non-statutory options are appropriate compensation for the required efforts of the Committee members. The exercise price of each grant of options under the automatic option grant program is the closing sales price of the Common Stock on the date of grant, as reported on the NASDAQ National Market System, and each such option vests in equal increments over three years.

  Terms of Options

     Each option granted under the Incentive Plan is evidenced by a written stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

          (a) Duration and Termination of Options. Options granted under the Incentive Plan have a maximum term of ten years from the date of grant. An option granted to a person who, immediately before the grant of such option, owns more than 10% of the voting power or value of all classes of stock of the Company, may not have a term of more than five years. No option may be exercised after the expiration of its term.

          (b) Exercise of the Option. The Compensation Committee determines on the date of grant of each option when the option will be exercisable. Options are exercisable in a variety of ways depending on the terms of the optionee's agreement with the Company. In general, an option is exercisable at any time or times during its term, in part or in full, to the extent the option is then vested. Options are not exercisable for a fraction of a share. An option granted under the Incentive Plan is exercised by giving written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. Payment for shares issued upon exercise of an option may, depending on the terms of the option agreement, consist of cash, check, promissory notes, surrender of shares of Common Stock owned by the optionee or such other consideration as determined by the Compensation Committee.

          (c) Exercise Price. The exercise price of options granted under the Incentive Plan is determined by the Compensation Committee. The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. The exercise price of non-statutory stock options may not be less than 85% of the fair market value of the Common Stock on the date the option is granted. However, the exercise price of options granted to a person who owns more than 10% of the voting power or value of all classes of stock of the Company must not be less than 110% of the fair market value on the date of grant. The Common Stock is currently traded on the NASDAQ National Market System. It is the policy of the Compensation Committee that, while the Company's stock is traded on the NASDAQ National Market System, the fair market value of the Common Stock is the reported closing sales price. If the Common Stock is listed on a stock exchange, the fair market value will be the closing sales price on such exchange.

          (d) Termination of Employment. If an optionee's employment by the Company is terminated for cause, the option is exercisable for 30 days from the date of termination to the extent vested on the date of termination. If an optionee's employment is terminated without cause, the optionee resigns with the consent of the Compensation Committee, or the optionee retires under the provision of any retirement plan of the Company, the option is exercisable for four months from the date of termination, resignation or retirement, to the extent vested on such date. However, the option cannot be exercised beyond the expiration date of the option.

          (e) Death or Permanent Disability. If an optionee dies or becomes permanently disabled while employed by the Company, the option may be exercised by the optionee's legal representatives within 18 months after the date of death or disability, to the extent exercisable on such date. However, the option cannot be exercised beyond the expiration date of the option.

          (f) Non-transferability of Options. An option is not transferable by the optionee, other than by will or the laws of descent and distribution, or if the transfer is to a trust for the benefit of the optionee or his or her immediate family. During the optionee's lifetime, only the optionee may exercise the options.

          (g) Other Provisions. The option agreement may contain other provisions not inconsistent with the Incentive Plan as determined by the Compensation Committee.

  Terms of Restricted Stock

     Restricted stock awards provide additional compensation incentives in the form of shares of Common Stock granted at a purchase price determined by the Compensation Committee, if any, but subject to forfeiture if certain conditions as the Compensation Committee may establish are not met. All or part of any restricted stock award may be subject to such terms, conditions and limitations as may be established by the Compensation Committee including, but not limited to, continuous service with the Company, achievement of specific business objectives, peer company comparisons, increases in specified indices, attaining specified growth rates, and other comparable measurements of Company performance. Such awards may be based on any specified valuation criteria. Shares granted pursuant to restricted stock awards bear a legend preventing transfer without the consent of the Company. At the conclusion of the restriction period, the legend is removed. During the restriction period, recipients may have, at the discretion of the Compensation Committee, all other rights of stockholders of the Company including the right to vote and to receive dividends.

  Changes in Capitalization

     In the event of changes in the Common Stock by reason of stock dividends, split-ups or combinations of shares, reclassifications, recapitalizations, mergers, consolidations, reorganizations or liquidations, the Compensation Committee will adjust the exercise price and the number and class of shares subject to each option or restricted stock award as the Compensation Committee deems appropriate. Such adjustment is final and conclusive.

  Reports

     The Company will provide optionees with all required annual reports regarding stock options and restricted stock issued under the Incentive Plan and will give notice to participants of the grant of such options and stock. In addition, the Company will respond to reasonable requests for information regarding stock options and restricted stock on an informal basis from time to time.

  Amendment and Termination

     The Board may, at any time, amend or terminate the Incentive Plan without approval of the stockholders, unless such amendment (i) increases the number of shares under the Plan; (ii) modifies the requirements for eligibility under the Plan; or (iii) modifies the Plan in any other way that requires stockholder approval under Rule 16b-3 under the Exchange Act or Section 422(b) of the Code. Any amendment or termination of the Incentive Plan is subject to the rights of optionees under agreements entered into prior to such amendment or termination.

  Tax Information

     The Omnibus Budget Reconciliation Act of 1993 added IRC Section 162(m) to the Code. Under IRC Section 162(m), the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated executive officers of a publicly-held corporation is limited to no more than $1,000,000 per year for fiscal years beginning on or after January 1, 1994. To enable the Company to preserve the benefit of receiving a tax deduction for the full amount of income recognized by the Company's executive officers upon exercise of stock options, the Board of Directors included a provision in the Incentive Plan to limit the number of shares that may be granted to an employee in any one fiscal year. Such provision was approved by the Stockholders at the 1994 Annual Meeting of Stockholders. However, because the change in the Code is relatively new, and subject to clarification by the Internal Revenue Service, there can be no assurance that the Company will be able to continue to deduct all compensation paid to all of its employees.

     The following is a brief summary of the federal income tax consequences of transactions under the Incentive Plan based on federal income tax laws in effect as of August 22, 1996. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

     INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee upon grant or exercise of an incentive stock option (unless the alternative minimum tax rules apply). If Common Stock is issued to an optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (i) upon the resale of such shares, any amount realized in excess of the option exercise price will be treated as long-term capital gain and any loss sustained will be long-term capital loss, and (ii) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an incentive stock option may result in alternative minimum tax liability for the optionee.

     If Common Stock acquired upon the exercise of an incentive stock option is disposed of before the expiration of either holding period described above, generally (i) the optionee will recognize income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares, and (ii) the Company is entitled to a tax deduction in the same amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company. Different rules may apply if shares are purchased by any optionee who is subject to Section 16(b) of the Exchange Act and the optionee subsequently disposes of such shares prior to the expiration of statutory holding periods.

     NON-STATUTORY STOCK OPTIONS. Generally, with respect to non-statutory stock options, (i) no income is recognized by the optionee at the time the option is granted; (ii) at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and
(iii) at disposition, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee, any income recognized upon exercise of a non-statutory stock option will constitute wages for which withholding will be required.

     RESTRICTED STOCK. A participant in the Incentive Plan who receives shares of Common Stock pursuant to restricted stock awards which (i) are subject to a substantial risk of forfeiture, and (ii) are not transferable under Section 83 of the Code, will not recognize income for federal income tax purposes until the earlier of the time when (iii) the Common Stock is no longer subject to a substantial risk of forfeiture, or (iv) the restrictions on the transfer of the shares of Common Stock lapse. At that time the participant will be subject to tax at ordinary income tax rates on the difference between (i) the fair market value of the Common Stock at such time, and (ii) the amount, if any, paid for the shares. The Company will be entitled to a deduction in an amount equal to the ordinary income includable by the participant at the time the participant is required to recognize such income, provided that the Company withholds any applicable federal and state income taxes. Dividends paid on any restricted stock, prior to termination of the restrictions, will be taxed to the participant as ordinary income when received.

     A participant who receives shares of Common Stock pursuant to restricted stock awards which (i) are subject to a substantial risk of forfeiture, and (ii) are not transferable under Section 83 of the Code, however, can elect to include in his or her taxable income, the excess of (iii) the fair market value of the shares on the date of the grant or purchase over (iv) the purchase price paid for the shares, if any, in the year of grant or purchase. If the participant so elects, (i) the Company will be entitled to a deduction in an amount equal to the amount that the participant is required to include in income at the time the participant is required to include such amount in income, provided that the Company withholds any applicable federal and state income taxes, and (ii) on the sale or exchange of the shares by the participant, he or she will be entitled to treat the excess of (iii) the amount realized on the sale or exchange of the shares over (iv) the fair market value of the shares on the purchase or grant date as capital gain.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of the Common Stock voting in person or by proxy on this proposal at the Annual Meeting is required to approve Amendment No. 6. Pursuant to the Restated By-laws, abstentions and broker non-votes will not be deemed votes cast.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
               YOU APPROVE AMENDMENT NO. 6 TO THE INCENTIVE PLAN

                                   PROPOSAL 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

GENERAL

     KPMG Peat Marwick LLP have been the independent auditors of the Company since November 1, 1990 and, upon recommendation of the Audit Committee, have been appointed by the Board of Directors as the auditors for fiscal 1997. The stockholders of the Company are requested to ratify this appointment. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

REQUIRED VOTE

     The vote required to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors is an affirmative vote by stockholders holding a majority of the total votes cast in person or by proxy at the Annual Meeting. Pursuant to the Restated By-laws, abstentions and broker non-votes will not be deemed votes cast.

     Delaware law does not require the Company to submit the Board's appointment of the Company's independent auditors to the stockholders for ratification; however, the Company has chosen to do so in order to give stockholders an opportunity to express their views on the Company's independent auditors. If less than the vote required to ratify KPMG Peat Marwick LLP is received, the Board and the Audit Committee will decide whether to select other independent auditors for fiscal 1997.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
              YOU RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP
             AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 1997.

            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     With the exception of Proposal 2 described herein, none of the directors or executive officers of the Company, none of the persons who have been directors or executive officers of the Company since May 31, 1995, no nominee for the Board of Directors and no associate of any of the foregoing, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting. With respect to Proposal 2, directors and officers of the Company have an interest in such Proposal since an increase in shares eligible for option grants under the Incentive Plan ensures the possibility of future grants to directors and officers.

                             STOCKHOLDER PROPOSALS

     Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company's 1997 proxy solicitation materials must set forth such proposal in writing and file it with the Corporate Secretary of the Company on or before May 5, 1997. The Board of Directors of the Company will review any stockholder proposals which are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 1997 proxy solicitation materials.

                                 OTHER REPORTS

     The Company's Annual Report to Stockholders for the fiscal year ended May 31, 1996 has been distributed to stockholders with this Proxy Statement. Upon written request of any stockholder solicited hereby, the Company will provide, free of charge, a copy of its Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended May 31, 1996, which has been filed with the Securities and Exchange Commission. Requests should be directed to Craig E. Gosselin, Vice President, General Counsel, and Corporate Secretary, Vans, Inc., 2095 Batavia Street, Orange, California 92865.

                                          By Order of the Board of Directors,

                                          LOGO
                                          Craig E. Gosselin
                                          Vice President, General Counsel,
                                          and Corporate Secretary

PROXY

                                   VANS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 17, 1996

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of VANS, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, October 17, 1996, at 10:00 a.m., Pacific Time, at the Crown Sterling Suites, 3100 East Frontera Street, Anaheim, California, and hereby further revokes all previous proxies and appoints Walter E. Schoenfeld and Craig
E. Gosselin and each of them, as proxy of the undersigned, with full power of substitution for and in the name of the undersigned, at the Annual Meeting and any adjournments thereof with the same effect as if the undersigned were present, for the following purposes:

                  (Continued and to be signed on reverse side)






- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




                                  [VANS LOGO]

                                                           Please mark
                                                          your votes as
                                                           indicated in      /X/
                                                          this example.

                                                                    AUTHORITY GRANTED            AUTHORITY
                                                                 to vote for all nominees         WITHHELD
                                                                listed except as indicated     to vote for all
                                                                  to the contrary below.       nominees listed.

(1) The election of the following persons as directors of
    the Company to serve until the next Annual Meeting of                   / /                      / /
    Stockholders and until their respective successors are
    elected and qualified:

    Walter E. Schoenfeld       Gary H. Schoenfeld
    George E. McCown           David E. De Leeuw
    Philip H. Schaff, Jr.      Wilbur J. Fix
    James R. Sulat             Kathleen M. Gardarian
    Lisa M. Douglas

(INSTRUCTION: To vote against any one nominee, write that nominee's name in the space provided below.)


- --------------------------------------------------------------------------------



                                                 FOR      AGAINST     ABSTAIN

(2) An amendment to the Company's
    1991 Long-Term Incentive Plan to             / /        / /         / /
    increase the number of shares
    thereunder by 300,000.


                                                 FOR      AGAINST     ABSTAIN

(3) The ratification of the appointment
    of KPMG Peat Marwick LLP as the              / /        / /         / /
    independent auditors of the Company
    for fiscal 1997.


         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND IN FAVOR OF THE ABOVE PROPOSALS, AND, AS THE PROXY DEEMS ADVISABLE, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.






Signature(s)                                           Dated:             , 1996
            ------------------------------------------       -------------

Sign exactly as your name appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE